  Exhibit 99.77(Q)(1)

Form N-SAR, Item 77

for Voya Variable Funds

(the “Registrant”)

on behalf of

(each a “Fund” and collectively the “Funds”)

ITEM 77Q-1 – Exhibits

(a)(1)      Certificate of Amendment of Declaration of Trust effective May 1, 2014 for change of name from ING Variable Funds to Voya Variable Funds and redesignation of ING Growth and Income Portfolio as Voya Growth and Income Portfolio — Filed as an exhibit to Post-Effective Amendment No. 92 to the Registrant’s Registration Statement on Form N-1A filed on April 28, 2014 and incorporated herein by reference.